                                                       Registration No. 33-92684

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                        IMAGYN MEDICAL TECHNOLOGIES, INC.
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               (Exact name of issuer as specified in its charter)


         Delaware                                        98-0122944
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                            1 Park Plaza, Suite 1100
                            Irvine, California 92614
                                 (949) 809-0800
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              (Address of principal executive office and zip code)


                         Dacomed 1989 Stock Option Plan
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                            (Full title of the plan)


                               Charles A. Laverty
                             Chief Executive Officer
                        Imagyn Medical Technologies, Inc.
                            1 Park Plaza, Suite 1100
                            Irvine, California 92614
                                 (949) 809-0800
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            (Name, address and telephone number of agent for service)

                                   Copies to:

                             Robert M. Mattson, Jr.
                             Morrison & Foerster LLP
                            19900 MacArthur Boulevard
                            Irvine, California 92612



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         This Post-Effective Amendment No. 1 is being filed to de-register 378,039 shares of Common Stock of Imagyn Medical Technologies, Inc. (the "Issuer"). Such shares were registered under a Registration Statement on Form S-8, Reg. No. 33-92684, for purchase under the Issuer's Dacomed1989 Stock Option Plan. In connection with the Issuer's reorganization, the Plan has been terminated, and all rights to purchase shares under the Plan have been exercised or have expired.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine and State of California, on the 27th day of December, 1999.


                                           IMAGYN MEDICAL TECHNOLOGIES, INC.
                                           (the "Registrant")


                                           By: /s/ Kevin M. Higgins
                                               ---------------------------------
                                           Name: Kevin M. Higgins
                                           Title: Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Charles A. Laverty              Date: December 27, 1999    Chairman of the Board of
---------------------------------                              Directors and Chief Executive
Charles A. Laverty                                             Officer


/s/ Michael A. Montevideo           Date: December 27, 1999    Chief Financial Officer
---------------------------------                              (principal financial and
Michael A. Montevideo                                          accounting officer)


/s/ John Chamberlin                 Date: December 27, 1999    Director
---------------------------------
John Chamberlin


/s/ John Deininger                   Date: December 27, 1999    Director
---------------------------------
John Deininger


---------------------------------    Date:        , 1999        Director
Philip D. Green                           --------


/s/ Lloyd D. Landsman                Date: December 27, 1999    Director
---------------------------------
Lloyd D. Landsman, M.D.


/s/ Martin G. Mand                   Date: December 27, 1999    Director
---------------------------------
Martin G. Mand


                                     Date:                      Director
---------------------------------         ---------------
David J. Matlin


/s/ Richard A. Michaelson            Date: December 27, 1999    Director
---------------------------------
Richard A. Michaelson


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